AMENDMENT NO. 2 TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 2 TO PURCHASE AND SALE AGREEMENT (the “Amendment”), dated as of June 8, 2007, is entered into by and among the Sellers listed on Exhibit A attached hereto (each individually, a “Seller” or a “Debtor,” and, collectively, the “Sellers” or the “Debtors”) and CPI Corp. a Delaware corporation (the “Buyer”).

RECITALS

WHEREAS, Sellers and Buyer are parties to that certain Purchase and Sale Agreement dated as of the 1st of May, 2007, as amended pursuant to that certain Amendment No. 1 to Purchase and Sale Agreement dated as of May 21, 2007 (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Purchase Agreement, and the Buyer and Sellers are also referred to each individually as a “Party,” and collectively, as the “Parties”;

WHEREAS, Sellers may incur certain income Tax obligations to Canadian Governmental Authorities in connection with the sale of certain of the Assets that are used in the conduct of Sellers’ businesses in Canada (the “Taxable Canada Assets”);

WHEREAS, to secure the payment of such potential income Tax obligations, the Income Tax Act of Canada and Canadian Governmental Authorities require that the Buyer withhold certain amounts of the Purchase Price attributable to the Taxable Canada Assets until the issuance of a “Section 116 Certificate” to Buyer and Sellers by the applicable Canadian Governmental Authority;

WHEREAS, the Parties desire to amend the Purchase Agreement to provide for such withholding in compliance with Canadian laws.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

•         Amendment to Section 2.1. Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.1      Payments at Closing and Purchase Price. The Cash Consideration, less (a) the Non-Ordinary Course Liabilities as set forth on the Adjustment Statement, less (b) the Workers Compensation Liabilities Adjustment, less (c) the Investment Shortfall as set forth on the Adjustment Statement, less (d) the Deposit, and less (e) the Canadian Withholding (the “Closing Payment”) shall be paid to the Sellers at the Closing by wire transfer of immediately available funds in accordance with instructions given by the Sellers to the Buyer. At the Closing the Buyer shall pay the Canadian Withholding into an escrow account (the “Escrow Account”) established pursuant to an escrow agreement that is mutually satisfactory to Buyer and its counsel and Sellers and their counsel (the “Escrow Agreement”). The Canadian Withholding shall be held in the Escrow Account and subsequently released therefrom in compliance with and pursuant to applicable laws and the terms and conditions of the Escrow Agreement. For purposes of this Agreement, “Purchase Price” shall mean an amount equal to the Closing Payment plus the Deposit plus the Canadian Withholding.”

•             Amendments to Section 11.1. The third full sentence of Section 11.1 of the Purchase Agreement is hereby amended to replace the words “five (5) business days” with “thirty-five (35) business days”.

•             Amendments to Section 14.9. Section 14.9 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"Neither the Buyer nor any Sellers may assign all or any portion of their respective rights or delegate any portion of their duties hereunder without (i) the approval of the Bankruptcy Court and (ii) the written consent of the other Parties; provided, however, that (A) Buyer may collaterally transfer, assign and/or grant a lien and security interest in any of its rights, remedies, or claims (without also collaterally transferring, assigning and/or granting a lien and security interest in any of its obligations) under this Agreement and the other documents executed and delivered in connection herewith to its lenders without the consent of Sellers, and/or (B) Buyer may assign this Agreement in whole or in part to any direct or indirect subsidiary of Buyer so long as Buyer retains its obligations under this Agreement, subject to the terms and conditions hereof, to effect the consummation of the transactions contemplated hereby. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives."

•             Amendments to Article 15. Article 15 of the Purchase Agreement is hereby amended as follows:

(a)          by inserting the following definition after the defined term “Canadian Tax Liabilities” and prior to the defined term “Cases”:

“Canadian Withholding” shall mean the amount of the Purchase Price required to be withheld by Buyer at the Closing pursuant to the Income Tax Act of Canada and other Canadian laws, which amount is equal to $5,163,454.”

(b)          by replacing the defined term “Purchase Price” with the following definition:

“Purchase Price” shall have the meaning set forth in Section 2.1”

•             Amendment to Disclosure Schedules. Section 4.12 of the Disclosure Schedule to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“CPI/PCA Purchase and Sale Agreement

Section 4.12 of Disclosure Schedule

Required Consents

Consents are required for certain portions of the proposed transaction by:

1.Wells Fargo Foothill as to the release of its security interest in the assets;

2. Requirements of The Hart-Scott-Rodino Antitrust Improvements Act of 1976;

3. Wal-Mart Stores, Inc. and certain other counterparties to certain Assumed Agreements.”

•              Real Property Deliveries. Because title reports and updated surveys of the Owned Real Property located in Charlotte and Matthews, North Carolina will not be available to Buyer for examination until after the Closing, Sellers agree that during the thirty (30)– day period following Closing to execute and deliver to Buyer any customary documentation that may be reasonably required or necessary to convey clear title to all of the Owned Real Property to Buyer, including but not limited to a correction deed with a corrected legal description.

•	General Provisions.

(a)          Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, the Purchase Agreement shall remain unchanged and in full force and effect, and as amended or modified herein, the Purchase Agreement is hereby ratified, approved and confirmed in all respects.

(b)          After the date hereof all references in the Purchase Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Purchase Agreement as amended or modified herein.

(c)          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Purchase and Sale Agreement as of the date first above written.

SELLERS:	Portrait Corporation of America,
Inc.
By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

PCA LLC
By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

American Studios, Inc.
By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

PCA Photo Corporation of Canada,
Inc.

By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

PCA National LLC

By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

PCA Finance Corp.

By: /s/ R. David Alexander
Name: R. David Alexander
Title:	President

Photo Corporation of America

By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

PCA National of Texas, LP

By: /s/ R. David Alexander
Name:	R. David Alexander
Title:	President

BUYER:	CPI CORP.

By: /s/ Gary W. Douglass
Name:	Gary W. Douglass
Title:	EVP, Finance/Treasurer

(SIGNATURE PAGE TO SECOND AMENDMENT TO PURCHASE AGREEMENT)

EXHIBIT A

Item	Seller
1	Portrait Corporation of America, Inc.
2	PCA LLC
3	American Studios, Inc.
4	PCA Photo Corporation of Canada, Inc.
5	PCA National LLC
6	PCA Finance Corp.
7	Photo Corporation of America
8	PCA National of Texas, LP